SCHEDULE 14A
Information Required in Proxy Statement
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __ )

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Gyrodyne Company of America, Inc.

(Name of Registrant as Specified In Its Charter)

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GYRODYNE COMPANY OF AMERICA, INC.
1 FLOWERFIELD, SUITE 24
SAINT JAMES, NEW YORK 11780

NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS
TO BE HELD ON
December 14, 2012

TO THE SHAREHOLDERS OF GYRODYNE COMPANY OF AMERICA, INC.:

NOTICE IS HEREBY GIVEN, pursuant to the by-laws, that the Annual Meeting of Shareholders (the “Annual Meeting”) of Gyrodyne Company of America, Inc. (the “Company”) will be held at Flowerfield Celebrations, Mills Pond Road, Saint James, New York 11780, on December 14, 2012 at 11:00 a.m., Eastern Time.

The purpose of the Annual Meeting is to consider and vote upon the following matters:

1.	To elect three (3) directors to a three-year term of office, and until their successors shall be duly elected and qualified;

2.	To ratify the engagement of Holtz Rubenstein Reminick LLP as independent accountants of the Company and its subsidiaries for the fiscal year ending December 31, 2012;

3.
To consider a proposal to amend the Company’s Restated Certificate of Incorporation to add a provision that directors are entitled to limitations on personal liability to the fullest extent permitted by law; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.  By order of the Board of Directors, only shareholders of record at the close of business on November 1, 2012 are entitled to notice of and to vote at the Annual Meeting, or any adjournment thereof.  Enclosed in this mailing are the Notice of the 2012 Annual Meeting of Shareholders, Proxy Statement, Proxy Card, Annual Report and Attendance Registration Form.

To obtain an admittance card for the Annual Meeting, please complete the enclosed Attendance Registration Form and return it with your Proxy Card.  If your shares are held by a bank or broker, you may obtain an admittance card by returning the Attendance Registration Form your bank or broker forwarded to you.  If you do not receive an Attendance Registration Form, you may obtain an admittance card by sending a written request, accompanied by proof of share ownership, to the undersigned.  For your convenience, we recommend that you bring your admittance card to the Annual Meeting so you can avoid registration and proceed directly to the Annual Meeting.  However, if you do not have an admittance card by the time of the Annual Meeting, please bring proof of share ownership to the registration area where our staff will assist you.

By Order of the Board of Directors, Peter Pitsiokos Corporate Secretary
November 23, 2012

YOUR VOTE IS IMPORTANT

ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON.  HOWEVER, WE ENCOURAGE YOU TO SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE, REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING.  GIVING YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING, BUT WILL HELP ASSURE A QUORUM AND AVOID FURTHER PROXY SOLICITATION COSTS.  ATTENDANCE AT THE ANNUAL MEETING IS LIMITED TO SHAREHOLDERS, THEIR PROXIES AND INVITED GUESTS OF THE COMPANY.  FOR IDENTIFICATION PURPOSES, “STREET NAME” SHAREHOLDERS WILL NEED TO BRING A COPY OF A BROKERAGE STATEMENT REFLECTING STOCK OWNERSHIP AS OF THE RECORD DATE.

GYRODYNE COMPANY OF AMERICA, INC.
1 FLOWERFIELD, SUITE 24
SAINT JAMES, NEW YORK 11780

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
December 14, 2012

GENERAL

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Gyrodyne Company of America, Inc. (“Gyrodyne” or the “Company”) for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held Friday, December 14, 2012 at 11:00 a.m., Eastern Time, at Flowerfield Celebrations, Mills Pond Road, Saint James, New York 11780, and at any and all adjournments thereof.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on December 14, 2012.   This proxy statement, the proxy card and annual report are available at http://www.gyrodyne.com/proxy.php.

VOTING SECURITIES AND PROXIES

The Board has fixed the close of business on November 1, 2012 as the record date (the “Record Date”) for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting.  The securities which may be voted at the Annual Meeting consist of shares of common stock, par value $1.00 per share, of the Company (the “Common Stock”).  Holders of Common Stock are entitled to one vote per share.  Shareholders do not have cumulative voting rights.  It is necessary for a quorum that record holders of a majority of the shares outstanding and entitled to vote as of the Record Date be represented by proxy or in person at the Annual Meeting.  The number of shares of Common Stock, the Company’s only authorized class of stock, outstanding on the Record Date was 1,482,680.  This Proxy Statement and the enclosed proxy card were mailed starting on or about November 23, 2012.

At the Annual Meeting, shareholders will consider and vote upon the following matters:  (i) the election of three (3) directors to a three-year term of office, (ii) the ratification of the engagement of independent accountants for the Company for the fiscal year ending December 31, 2012, (iii) a proposal to amend the Company’s Restated Certificate of Incorporation to add a provision that directors are entitled to limitations on personal liability to the fullest extent permitted by law, and (iv) such other matters as may properly come before the meeting.

Proxies solicited by the Board will be voted in accordance with the instructions given therein.  Where no instructions are indicated, proxies will be voted “FOR” the election of the nominees for director, “FOR” the ratification of the engagement of independent accountants, and “FOR” amending the Company’s Restated Certificate of Incorporation to add a provision that directors are entitled to limitations on personal liability.

Directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election, meaning that the three individuals receiving the most votes will be elected.  A majority vote is not required.

The proposal to ratify the appointment of independent accountants will be decided by a majority of the votes cast in favor of or against the proposal by the holders of shares entitled to vote.  A shareholder who abstains from voting on the proposal to ratify the appointment of independent accountants will be included in the number of shareholders present at the Annual Meeting for the purpose of determining the presence of a quorum.  Abstentions will not be counted, however, either in favor of or against the proposal to ratify the appointment of independent accountants.

The affirmative vote of a majority of the outstanding stock entitled to vote is required to approve the proposed amendment to our Restated Certificate of Incorporation.  If you abstain from voting, it will have the same effect as an “Against” vote.  Broker non-votes will also have the same effect as an “Against” vote.

Generally, if shares are held in “street name,” the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares.  Broker non-votes occur when a beneficial owner of shares held in street name does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.”  If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters.  Under the rules and interpretations of the New York Stock Exchange (“NYSE”), “non-routine” matters are matters that may substantially affect the rights or privileges of shareholders, such as mergers, shareholder proposals and elections of directors, even if not contested.  Even though our common stock is listed on the NASDAQ Stock Market LLC (“NASDAQ”), the NYSE rules apply to brokers who are NYSE members voting on matters being submitted to stockholders at our Annual Meeting.  Broker non-votes will be included in determining the presence of a quorum.  If you do not return your duly signed proxy card, your shares cannot be voted unless you attend the Annual Meeting and vote in person or present a duly signed proxy at the Annual Meeting.  Proxies solicited hereby will be tabulated by inspectors of election designated by the Board of Directors, who will not be directors or officers of the Company.  After the final adjournment of the Annual Meeting, the proxies will be returned to the Company for safekeeping.

The Company’s Board of Directors urges you to vote as follows on the proxy card enclosed with this Proxy Statement:

“FOR” the Board’s nominees for director;

“FOR” the ratification of Holtz Rubenstein Reminick LLP as the Company’s independent accountants for 2012; and

“FOR” amending the Company’s Restated Certificate of Incorporation to add a provision that directors are entitled to limitations on personal liability.

At the time this Proxy Statement was mailed to shareholders, management was not aware of any matter other than the matters described above that would be presented for action at the Annual Meeting.  The shares shall be voted in the discretion of the proxies on such other matters as may properly come before the meeting or any adjournment thereof.

In addition to sending you these materials, some of the Company’s directors and officers as well as management and non-management employees may contact you by telephone, mail, e-mail, or in person.  You may also be solicited by means of press releases issued by the Company and postings on the Company’s website, www.gyrodyne.com.  None of the Company’s officers or employees will receive any extra compensation for soliciting you.  The Company has retained MacKenzie Partners, Inc. to assist the Company in soliciting your proxy for an estimated fee of $5,500 plus reasonable out-of-pocket expenses.  MacKenzie Partners expects that approximately 25 of its employees will assist in the solicitation.  MacKenzie Partners will ask brokerage houses and other custodians and nominees whether other persons are beneficial owners of Gyrodyne common stock.  If so, the Company will reimburse banks, nominees, fiduciaries, brokers and other custodians for their costs of sending the proxy materials to the beneficial owners of Gyrodyne common stock.

Any shareholder executing the enclosed proxy card has the right to revoke it at any time prior to its exercise by delivering to the Company a written revocation or a duly executed proxy card bearing a later date, or by attending the Annual Meeting and voting in person.  However, if you are a shareholder whose shares are not registered in your own name, you will need appropriate documentation from your record holder to attend the Annual Meeting and to vote personally at the Annual Meeting.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS
IN THIS PROXY STATEMENT

This Proxy Statement and the documents incorporated by reference into this Proxy Statement contain forward-looking statements about Gyrodyne within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Statements containing the words “believes,” “anticipates,” “estimates,” “expects,” “intends,” “plans,” “seeks,” “will,” “may,” “should,” “would,” “projects,” “predicts,” “continues” and similar expressions or the negative of these terms constitute forward-looking statements that involve risks and uncertainties.  We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and they are included in this Proxy Statement for the purpose of invoking these safe harbor provisions.  Such statements are based on current expectations and are subject to risks, uncertainties and changes in condition, significance, value and effect.  Such risks, uncertainties and changes in condition, significance, value and effect could cause Gyrodyne’s actual results to differ materially from anticipated results, such as risks and uncertainties relating to the process of exploring strategic alternatives, the tax treatment of condemnation proceeds, the effect of economic and business conditions, risks inherent in the real estate markets of Suffolk and Westchester Counties in New York, Palm Beach County in Florida and Fairfax County in Virginia, and other risks detailed from time to time in the Company’s SEC reports.  Except as may be required under federal law, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur.

DISCUSSION OF PROPOSALS TO BE CONSIDERED AT THE ANNUAL MEETING

ELECTION OF DIRECTORS
(Proposal 1)

The By-Laws of the Company provide that there shall be not less than three (3), nor more than nineteen (19), directors.  The Board is divided into three (3) classes of directors serving staggered terms of office with each class to consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors.  Upon the expiration of the term of office for a class of directors, the nominees for that class will stand for election to three-year terms to serve until the election and qualification of their successors.  At the Annual Meeting, three (3) directors of the Company are to be elected to three-year terms, each to serve until his successor is elected and has been qualified.  The Board of Directors of the Company has nominated Paul L. Lamb, Nader G. M. Salour and Richard B. Smith to three-year terms, upon the recommendation of our Nominating Committee.  All three nominees are members of the present Board of Directors of the Company, with terms expiring at the Annual Meeting.  Each properly executed proxy card received will be voted in accordance with the instruction given thereon.  Where no instructions are indicated, proxies will be voted “FOR” the election of the foregoing three (3) nominees as directors to serve three-year terms or until their respective successors shall be elected and shall qualify.  The nominees have consented to be named as nominees in the Proxy Statement and to serve as directors if elected.

Should any nominee become unable or unwilling to accept a nomination for election, the persons named in the enclosed proxy will vote for the election of a nominee designated by the Board.

(a)	Information concerning the nominees and continuing directors of the Company, showing the principal occupation, year when first elected as a director of the Company, and term of office, is as follows:

Name & Principal Occupation or Employment	Age	First Became a Director	Current Board Term Expires

Nominees for Election

Paul L. Lamb Partner of Lamb & Barnosky, LLP Chairman of the Board of Directors of the Company	67	1997	2012

Nader G. M. Salour Principal, Cypress Realty of Florida, LLC Director of the Company	54	2006	2012

Richard B. Smith Vice President, Commercial Banking Division, First National Bank of L.I. Director of the Company	58	2002	2012

Continuing Directors

Naveen Bhatia Managing Director, 40 North Industries LLC Director of the Company	33	2008	2014

Elliot H. Levine CPA and Senior Member of Levine & Seltzer, LLP Director of the Company	59	2004	2014

Ronald J. Macklin Vice President and Deputy General Counsel, National Grid Director of the Company	50	2003	2013

Philip F. Palmedo President of Palmedo Associates Director of the Company	78	1996	2013

(b)	Business Experience

Paul L. Lamb, age 67, has been a director since 1997 and became Chairman of the Board on March 14, 1999.  He is a founding partner of the law firm Lamb & Barnosky, LLP, where he has practiced law since 1984; a past President of the Suffolk County Bar Association; and a Dean of the Suffolk Academy of Law.  He holds a B.A. from Tulane University, a J.D. from the University of Kentucky and an LL.M. from the University of London, England.  The Board concluded that Mr. Lamb should serve as a director of the Company because he is an experienced attorney in all phases of finance and real estate development, which skill set brings extraordinary value in light of the Company’s business and structure.

Philip F. Palmedo, age 78, was appointed to the Board of Directors in July 1996.  Mr. Palmedo has been President of the management consulting firm Palmedo Associates since 1980 and from 1988 to 1991 was Managing Director and President of Kepler Financial Management.  From 1978 to 2000, he was Chairman of International Resources Group, an international professional services firm, and, from 1992 to 1997, was President of the Long Island Research Institute.  He was a founder of all four companies.  In addition, Mr. Palmedo has been a director of Lixte Biotechnology Holdings, Inc., since 2005.  Mr. Palmedo has shepherded numerous fledgling businesses in financial and technological markets and completed several financing agreements.  He received his B.A. degree from Williams College and his M.S. and Ph.D. degrees from M.I.T.  The Board concluded that Mr. Palmedo should serve as a director of the Company because of his extensive background in successfully guiding a number of entities from initial formation to value recognition.

Elliot H. Levine, age 59, was appointed to the Board of Directors in October 2004.  Mr. Levine is a founding member of the accounting firm Levine & Seltzer, LLP Certified Public Accountants, and a graduate (1975) of Queens College, City University of New York.  He became a member of the American Institute of Certified Public Accountants in February 1978.  Mr. Levine’s work experience includes five years at Arthur Young, eleven-and-a-half years as partner and director of taxes of Leslie Sufrin & Co. P.C., a one-year tenure as senior tax manager at Margolin, Winer & Evans CPAs and over 16 years as senior member of Levine & Seltzer.  The Board concluded that Mr. Levine should serve as a director of the Company because of his 34 years of experience as a certified public accountant and in the real estate industry and field of taxation.

Richard B. Smith, age 58, was appointed to the Board of Directors in November 2002.  Mr. Smith has been a Vice President in the Commercial Banking Division of the First National Bank of Long Island since February 2006.  He previously served as Senior Vice President for Private Banking at Suffolk County National Bank from May 2000 to February 2005.  Previously, he worked for 10 years at Key Bank (Dime Savings Bank) and for three years at L.I. Trust/Apple Bank.  He received an MBA in Finance from SUNY Albany in 1983.  Mr. Smith serves as the Mayor of the Incorporated Village of Nissequogue and as a Trustee of the Smithtown Historical Society.  He is also a former Trustee for St. Catherine’s Medical Center in Smithtown, New York.  The Board concluded that Mr. Smith should serve as a director of the Company because of his background in both the Long Island financial sector and his role in, and experience with, local government issues and zoning matters.

Ronald J. Macklin, age 50, was appointed to the Board of Directors in June 2003.  Mr. Macklin currently serves as Vice President and Deputy General Counsel for National Grid and formerly KeySpan Corporate Services, where he has held various positions within the Office of General Counsel since 1991.  Previously, he was associated with the law firms of Rosenman & Colin and Cullen & Dykman.  He received a B.A. degree from Stony Brook University and his Juris Doctorate from Union University’s Albany Law School.  The Board concluded that Mr. Macklin should serve as a director of the Company because of his legal expertise, which includes his legal experience in corporate transactions, real estate matters, litigation, compliance and business ethics.

Nader G.M. Salour, age 54, was appointed to the Board of Directors in October 2006 and then elected by the shareholders at the Company’s annual meeting in December 2006.  Mr. Salour has been a Principal of Cypress Realty of Florida since 2000.  He served as President of Abacoa Development Company from June 1996 to June 2006, and has served as a Director of Abacoa Partnership for Community since December 1997, and as a Director of the Economic Council of Palm Beach County since 2004.  The Board concluded that Mr. Salour should serve as a director of the Company because of his extensive experience in the real estate industry, including development, construction, project analysis and financing.

Naveen Bhatia, age 33, was elected to the Board of Directors in December 2008.  Mr. Bhatia is Managing Director of 40 North Industries LLC, a private investment firm.  He was Principal of Keffi Group, Ltd., a private investment firm, from April 2009 to February 2012.  He was Co-Founder and Partner of Eagle Lake Capital, LLC, an investment management firm, from August 2003 to April 2009.  He was formerly an investment banking analyst for Rothschild Inc., an investment bank, from July 2001 to August 2003.  Mr. Bhatia has served on the Board of Directors of Cotton Holdings, Inc. (formerly CCLM Holdings, Inc.) since March 2009 and as Chairman since September 2010.  The Board concluded that Mr. Bhatia should serve as a director of the Company because he brings valuable financial expertise as co-founder of an investment firm with specific experience in analyzing and/or investing in real estate and with companies engaged in real estate investing.  Mr. Bhatia was originally nominated by the Board following a recommendation by Bulldog Investors, the Company’s largest shareholder, and elected by the shareholders at the 2008 Annual Meeting for a three-year term.  The Board of Directors agreed to nominate Mr. Bhatia pursuant to an agreement dated October 27, 2008 among the members of Bulldog Investors, Mr. Bhatia and the Company, pursuant to which Bulldog Investors agreed to comply with certain standstill restrictions with respect to their shares of Gyrodyne common stock.  The 2008 agreement was superseded by an agreement executed by the parties on September 19, 2011, pursuant to which Mr. Bhatia was nominated and included on the Board’s slate of nominees for the Annual Meeting to serve in the class of directors with terms ending in 2014.  Additional information relating to the 2011 agreement is contained in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 21, 2011.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTOR.  THIS IS IDENTIFIED AS ITEM 1 ON THE ENCLOSED PROXY CARD.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Shareholders

The following table contains common stock ownership information for persons, other than the Company’s directors and executive officers, known by the Company to own beneficially more than 5% of the Company’s common stock, par value $1.00 per share (the “Common Stock”), as of November 20, 2012.  In general, beneficial ownership includes those shares that a person has the power to vote, sell or otherwise dispose of.  Beneficial ownership disclosure rules require registrants to include in common stock ownership information that number of shares which an individual has the right to acquire (such as stock options) within 60 days of the date this table was prepared; none of the persons included in the following table have any such rights.  Two or more persons may be considered the beneficial owner of the same shares.  We obtained the information provided in the following table from filings with the SEC and from information otherwise provided to the Company.  Except as otherwise indicated, each person and each group shown in the table has sole voting and investment power with respect to the shares of Common Stock listed next to their name.  In this Proxy Statement, “voting power” is the power to vote or direct the voting of shares, and “investment power” is the power to dispose or direct the disposition of shares.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock

Bulldog Investors Brooklyn Capital Management Phillip Goldstein Andrew Dakos 60 Heritage Drive Pleasantville, NY 10570	237,398 (1)	16.01%

Loeb Arbitrage Management LP Loeb Offshore Management LP Loeb Arbitrage Offshore Partners, Ltd. Loeb Management Holding c/o Loeb Capital Management 61 Broadway New York, NY 10006	96,983 (2)	6.54%

Leap Tide Capital Management, Inc. Jan Loeb 10451 Mill Run Circle Owings Mills, MD 21117	95,889 (3)	6.47%

Gerard Scollan 80 Brown’s River Road Sayville, NY 11782	87,101 (4)	5.87%

(1)   On August 3, 2012, Bulldog Investors, Brooklyn Capital Management, Phillip Goldstein and Andrew Dakos filed a joint Schedule 13D/A with the Securities and Exchange Commission stating that Bulldog Investors, a group of investment funds, Brooklyn Capital Management, Phillip Goldstein and Andrew Dakos (collectively, “Bulldog”) beneficially own an aggregate of 237,398 shares of Common Stock.  As set forth in the Schedule 13D/A, power to dispose and vote securities resides either with Mr. Goldstein, Mr. Dakos or with clients.

On March 14, 2012, the Board of Directors of the Company resolved that, for a period terminating not later than September 19, 2014, the purchase of additional shares by Bulldog and its affiliates shall not, by itself, cause the purchase rights under the Company’s Shareholder Rights Plan to become exercisable so long as Bulldog does not become the owner of 23% or more of the shares of Common Stock.

(2)    On June 20, 2012, Loeb Arbitrage Management LP, Loeb Offshore Management LP, Loeb Arbitrage Offshore Partners, Ltd. and Loeb Management Holding LLC filed a Schedule 13G with the Securities and Exchange Commission stating that Loeb Arbitrage Management LP beneficially owns 6,114 shares of Common Stock with shared voting and dispositive power over 6,114 shares, Loeb Offshore Management LP beneficially owns 90,869 shares of Common Stock with shared voting and dispositive power over 90,869 shares, Loeb Arbitrage Offshore Partners, Ltd. beneficially owns 90,869 shares of Common Stock with shared voting and dispositive power over 90,869 shares and Loeb Management Holding LLC beneficially owns 96,983 shares of Common Stock with shared voting and dispositive power over 96,983 shares.

(3)    On February 12, 2010, Leap Tide Capital Management, Inc. and Jan Loeb filed a Schedule 13G/A with the Securities and Exchange Commission stating that each reporting person beneficially owns 94,666 shares of Common Stock with the sole power to vote or direct the vote and to dispose or direct the disposition of all shares.  Based on information received from Mr. Loeb in February 2012, Leap Tide Management, Inc. and Jan Loeb own 95,889 shares of Common Stock.

(4)    Includes 86,966 shares of Common Stock held by Lovin Oven Catering of Suffolk, Inc., of which Mr. Scollan is the majority shareholder.  Mr. Scollan has sole voting and dispositive power with respect to 135 shares, and shared voting and dispositive power with respect to 86,966 shares.

Security Ownership of Directors, Nominees and Executive Officers

The following table sets forth as of November 20, 2012, the outstanding voting securities beneficially owned by the directors, director nominees and named executive officers individually and the number of shares owned by directors and executive officers as a group.  Except as otherwise indicated, each person and each group shown in the table has sole voting and investment power with respect to the shares of Common Stock listed next to their name.

Name, Position(s) with the Company	Amount and Nature of Beneficial Ownership (1)		Percent of Common Stock

Paul L. Lamb, Chairman of the Board of Directors	29,578	(2)	1.99%
Philip F. Palmedo, Director	15,650	(3)	1.06%
Naveen Bhatia, Director	3,375		*
Peter Pitsiokos, Chief Operating Officer, Chief Compliance Officer and Secretary	0	(4)	*
Nader G.M. Salour, Director	194		*
Richard B. Smith, Director	1,000		*
Ronald J. Macklin, Director	66		*
Elliot H. Levine, Director	137		*
Gary J. Fitlin, Interim Chief Executive Officer and President and Chief Financial Officer and Treasurer	0		*
All Directors and Executive Officers as a Group (Nine (9) Persons)	50,000		3.37% (5)

* Less than one percent of the total shares of outstanding stock.

(1)	For a definition of “beneficial ownership” see “Principal Shareholders.”

(2)
Consists of 2,277 shares held by Lamb & Barnosky, LLP Profit Sharing Plan, 11,923 shares held by the Paul L. Lamb, P.C. Defined Benefit Plan and 15,378 shares in an IRA account.  Mr. Lamb is a Trustee of the Profit Sharing Plan and the Defined Benefit Plan.

(3)	Does not include his wife’s ownership of 4,125 shares, or 400 shares in a trust for two relatives for which he is the Trustee, in which he denies any beneficial interest.

(4)	Does not include his wife’s ownership of 7 shares, in which he denies any beneficial interest.

(5)	The percent of Common Stock is calculated on the basis of the number of shares outstanding, which is 1,482,680 as of November 20, 2012.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND MANAGEMENT

Board Meeting Attendance

There were fifteen (15) regular and special meetings of the Board of Directors during the fiscal year ended December 31, 2011.  Each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and meetings held by all committees of the Board on which such director served during the fiscal year ended December 31, 2011.

Independence

Each of the members of and nominees for election to the Board of Directors are independent directors as defined by the listing requirements of NASDAQ.  The directors deemed to be independent under the independence standards of NASDAQ are Messrs. Lamb, Levine, Macklin, Palmedo, Salour, Smith and Bhatia.

Committees

The Board of Directors of the Company has established the following committees:

The Company has a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act, and its current members are Messrs. Smith (Chairman), Levine and Macklin.  The Audit Committee meets with the Company’s independent auditors and management quarterly to review financial results, audited financial statements, internal financial controls and procedures and audit plans and recommendations.  The Audit Committee also recommends the selection, retention or termination of the Company’s independent auditors, approves services to be provided by the independent public accountants and evaluates the possible effect the performance of such services will have on the accountants’ independence.  The Company has adopted a written charter for the Audit Committee, which is available on the Company’s website, www.gyrodyne.com.  All of the members of the Audit Committee are independent directors as defined by the listing requirements of NASDAQ.  The Audit Committee met four (4) times during the fiscal year ended December 31, 2011.  All members of the Audit Committee are “financially literate” within the meaning of SEC regulations and NASDAQ rules.  The Board of Directors has determined that at least one member, Mr. Levine, a CPA, qualifies as an “audit committee financial expert” as a result of relevant experience as a partner in the accounting firm of Levine & Seltzer, LLP.  In addition, Mr. Levine has 11.5 years of accounting experience as a partner and director of taxes at Leslie Sufrin & Co. P.C. as well as several other years of experience in the field of public accounting.

The Compensation Committee of the Company’s Board of Directors consists of Messrs. Lamb, Levine, Macklin, Palmedo, Salour, Smith and Bhatia, all of whom the Board has determined are independent pursuant to the listing requirements of the NASDAQ Stock Market.  The Compensation Committee oversees and administers the Company’s executive compensation programs and is therefore responsible for establishing guidelines and making recommendations for all compensation paid to executive officers and directors.  The Compensation Committee adopted a charter in March of 2012, which is attached as Exhibit A to this proxy statement and is available on the Company’s website, www.gyrodyne.com.  The Compensation Committee also negotiates the terms of all employment arrangements with executive officers which may include compensation arrangements designed to reward management for achieving certain performance goals and which are revisited on an as needed basis.  The Compensation Committee met two (2) times during the fiscal year ended December 31, 2011.  During the fiscal year ended December 31, 2011, the members of the Compensation Committee were Messrs. Levine (Chairman), Palmedo, Salour and Bhatia.  The Company’s compensation program for executives is intended to motivate and retain key executives to manage the business affairs of the Company in the best interests of the Company and its shareholders.  Beginning in 2006, the overriding objective of the Company's executive compensation program has been to incentivize management to carry out the Company's strategic plan for the future direction of the Company.  The goal of the strategic plan, which was first announced at the Company’s annual shareholder meeting in December 2005, is to position the Company so that it is best able to achieve one or more shareholder liquidity events in a reasonable period of time that would put the maximum amount of cash or marketable securities in the hands of the Company’s shareholders in a tax efficient manner.  The plan calls for achieving this objective by pursuing a conversion to a real estate investment trust (completed), reinvestment in a tax efficient manner of the $26 million received from New York State as an advance payment for the 245.5 acres of Flowerfield taken by eminent domain (completed), maximization of the value for the remaining 68 acres at Flowerfield, and vigorous pursuit of maximum value from the State of New York for the 245.5 acres of Flowerfield taken by eminent domain (completed).

The Nominating Committee consists entirely of non-employee directors and recommends guidelines to the Board regarding the size and composition of the Board and criteria for the selection of nominees.  It also recommends the slate of director nominees to be included in the Proxy Statement and recommends candidates for vacancies which may occur.  The Nominating Committee has a written charter, which is available on the Company’s website, www.gyrodyne.com.  Each member of the Nominating Committee is an independent director as defined by the listing standards of NASDAQ.  The Nominating Committee will accept for consideration shareholders’ nominations for directors if made in writing and otherwise in accordance with the procedures set forth in Sections 313 and 314 of the Company’s By-Laws.  The nominee’s written consent to the nomination and sufficient background information on the candidate must be included to enable the Committee to make proper judgments as to his or her qualifications.  Nominations must be addressed to the Corporate Secretary of the Company at the Company’s headquarters and must be received no later than the deadline for submissions of shareholders’ proposals in order to be considered for the next annual election of directors.  The Nominating Committee believes that having directors with relevant experience in business and industry is beneficial and the Committee seeks to monitor the skills and experience of the Company’s directors.  The Board does not have a formal policy with respect to diversity.  All identified candidates, including shareholder-proposed candidates, are evaluated by the Committee using generally the same methods and criteria, although those methods and criteria are not standardized and may vary from time to time.  The Company typically engages the services of third parties to perform background examinations of potential nominees, for which the Company pays a fee, in order to assist the Nominating Committee in its evaluation.  The Committee met one (1) time during the fiscal year ended December 31, 2011, and its members currently are Messrs. Palmedo (Chairman), Levine and Bhatia.

The Strategic Alternatives Committee of the Board of Directors was formed in 2012 to manage the process of exploring strategic alternatives for the Company and to make recommendations to the full Board.  The members of the Strategic Alternatives Committee are Messrs. Bhatia (Chairman), Levine, Macklin and Salour.

Shareholder Communications with the Board of Directors

Other than in connection with the strategic process, where the Board has designated Mr. Bhatia (Chairman of the Strategic Alternatives Committee) as the contact for shareholder communications, the Board does not currently provide a process for shareholders to send communications to the Board or any of the directors.  The Company believes that senior management, as opposed to individual directors, provides the public voice of the Company, and that shareholders can effectively communicate with the Company by contacting the management of the Company through either regular mail, telephone, email or in person.  Shareholders also have meaningful access to the Board through the shareholder proposal process, which is described below in “2013 Shareholder Proposals.”

Board Leadership Structure and Oversight of Risk Management

The current leadership structure of our Board of Directors reflects a separation of the roles of chairman and principal executive officer.  This leadership structure is intended to provide our Board of Directors with an appropriate level of independence from management and encourage a high degree of autonomy within our Board of Directors.  The Board of Directors, as a whole and through its committees, oversees the Company’s risk management process, including operational, financial, legal, and strategic risks.  The Audit Committee assists the Board in the oversight of the risk management process.  In addition, the Board is guided by management presentations at Board meetings and throughout the fiscal year that serve to provide visibility to the Board about the identification, evaluation and management of risks the Company is facing as well as how to mitigate such risks.

Attendance Policy for Directors at Annual Shareholder Meetings

The Company encourages, but does not require, all of its directors to attend annual shareholders meetings of the Company.  Last year all of the directors were in attendance at the annual meeting of the Company’s shareholders.

REPORT OF THE AUDIT COMMITTEE

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings or this proxy statement, this Report of the Audit Committee of the Board of Directors does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any of the Company’s other filings under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this Report by reference in such other filings.  Pursuant to rules of the SEC and FINRA, the Audit Committee of Gyrodyne Company of America, Inc. has issued the following report and affirmed that:

(i)            We have reviewed and discussed with management the audited financial statements for fiscal year ended December 31, 2011.

(ii)            The Company’s independent accountants have discussed with the Audit Committee the conduct of the audit of the Company’s financial statements and have represented to the Audit Committee that their presentations include all matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees,” and Rule 2-07 of Regulation S-X.  The Audit Committee has met with our independent accountants, Holtz Rubenstein Reminick LLP, with and without management present, to discuss the overall scope of Holtz Rubenstein Reminick LLP’s audit, the results of its examinations, and the overall quality of its financial reporting.  The Audit Committee has reviewed and discussed the audited financial statements with management and management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

(iii)            We have received from the Company’s independent accountants the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence and we have discussed with the independent accountants its independence with respect to the Company.

(iv)            Based on the review and discussions referred to above, we recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 for filing with the SEC.

Members of the Committee

Richard B. Smith (Chairman)
Elliot H. Levine
Ronald J. Macklin

EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES WHO ARE NOT DIRECTORS

Gary J. Fitlin, age 47, joined the Company in October 2009 as its Chief Financial Officer and Treasurer.  On August 17, 2012, Mr. Fitlin was also appointed Interim President and Chief Executive Officer following the resignation of Stephen V. Maroney from such positions.  Prior to joining the Company, he was Director of Accounting Implementation for Lexington Realty Trust, a publicly traded real estate investment trust on the NYSE, from July 2006 to March 2008, where he was responsible for mergers and acquisitions.  Prior to that, Mr. Fitlin served as Vice President and Corporate Controller for Source Media (f/k/a Thomson Media), a publisher and software solution provider, from June 2005 to July 2006, where he was responsible for global accounting, management reporting, tax compliance and planning, financial systems, risk management and contract administration.  Prior to that, he served as a senior financial officer for various publicly traded companies where he was responsible for mergers and acquisitions, global accounting, management reporting, tax compliance and planning, financial systems, risk management and contract administration.  He is a Certified Public Accountant, an alumnus of Arthur Andersen & Co., and holds a BS degree in Accounting and Economics from the State University of New York at Oswego.

Peter Pitsiokos, age 53, joined the Company in July 1992 as its Assistant Secretary and served as its General Counsel from 1992-2004.  He has been the Company’s Chief Operating Officer and Chief Compliance Officer since 2004.  He has also been Secretary of the Company for over five years.  Mr. Pitsiokos was formerly the Executive Assistant District Attorney in Suffolk County, New York.  He also served as the Assistant Director of Economic Development and the Director of Water Resources in the Town of Brookhaven.  Mr. Pitsiokos also maintained a private law practice in which he represented several national and local owners, managers and developers of real estate. He holds a law degree from Villanova University and a BA degree from Stony Brook University.

EXECUTIVE COMPENSATION

The following table sets forth the total compensation awarded to, earned by or paid to each of the following persons (collectively referred to as the “Named Executive Officers”) for services rendered during the years ended December 31, 2011 and 2010:

(a)	our principal executive officer;

(b)	each of our two most highly compensated executive officers who were serving as executive officers at the end of the years ended December 31, 2011 and 2010; and

(c)
up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at the end of the years ended December 31, 2011 and 2010.

SUMMARY COMPENSATION TABLE

Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock awards ($) (e)	Option award ($) (f)	Nonequity incentive plan compensation ($) (g)	Nonqualified deferred compensation earnings ($) (h)	All other compensation ($) (i)	Total ($) (j)
Stephen V. Maroney	2011	220,000	25,000(B)	0	0	0	0	0	245,000
President & CEO (A)	2010	220,000	0	0	0	0	0	0	220,000

Peter Pitsiokos	2011	176,869	25,000(B)	0	0	0	0	0	201,869
COO & Secretary	2010	176,869	0	0	0	0	0	0	176,869

Gary J. Fitlin	2011	158,000	0	0	0	0	0	75,000(C)	233,000
CFO & Treasurer	2010	158,000	0	0	0	0	0	75,000(C)	233,000

(A)	Effective August 16, 2012, Mr. Maroney retired from his positions as the Company’s President and Chief Executive Officer and as a director.

(B)	Consists of 2011 performance bonuses issued on March 14, 2012, to each of Mr. Maroney and Mr. Pitsiokos for $25,000.

(C)	Consists of deferred cash compensation that vests annually each October and is payable at the earlier of termination, resignation, or October 2012.

The Company has concluded that aggregate amounts of perquisites and other personal benefits, securities or property to any of the current executives does not exceed $10,000 and that the information set forth in tabular form above is not rendered materially misleading by virtue of the omission of such personal benefits.

Employment Agreements

During the fiscal years ended December 31, 2011 and 2010, the Company was a party to separate employment agreements with each of Mr. Maroney (the Company’s President and CEO at the time) and Mr. Pitsiokos (the Company’s COO and Secretary).  Each employment agreement provided for an annual base salary and discretionary annual incentive cash bonus.  The employment agreements also provided for certain severance and change-in-control benefits.  On June 12, 2009, the Company and the two officers mutually agreed to terminate the automatic extension provisions of the agreements which had originally provided for an evergreen three-year term.  As a result, the term of the employment agreements ended on June 12, 2012.

During the fiscal years ended December 31, 2011 and 2010, the compensation arrangements between the Company and Gary Fitlin (the Company’s Chief Financial Officer at the time, and currently, its Interim President and Chief Executive Officer and its Chief Financial Officer) were set forth in an Offer Letter (the “Offer Letter”) and a Deferred Bonus Agreement (the “Bonus Agreement”), each executed on October 22, 2009.  Pursuant to the Offer Letter and the Bonus Agreement, Mr. Fitlin joined the Company at a base salary of $158,000 per year and became eligible to receive deferred bonus payments equal to $75,000 for each full year (or portion thereof) of service during the three-year period ended October 21, 2012.  The deferred bonus payments vested on October 21 of each of 2010, 2011 and 2012, respectively.  Pursuant to the Bonus Agreement, the aggregate deferred bonus was paid on October 26, 2012.  The obligations of the Company and Mr. Fitlin have been fulfilled under the Offer Letter and the Bonus Agreement.

The contractual employment agreements that the Company previously had with its executive officers have expired and there are currently no contractual employment agreements between the Company and its executive officers.

Outstanding Equity Awards at Fiscal Year End

As of the year ended December 31, 2011, there were no unexercised options, stock that has not vested or equity incentive plan awards held by any of the Company’s named executive officers.

Severance and Change-in-Control Benefits

Under the Offer Letter (referred to above), after one year of service Gary Fitlin becomes entitled to a six-month severance benefit equal to base salary and the current annual deferred bonus (pro-rated for 6 months) upon an involuntary separation from service (as defined), including a termination of employment following a change-in-control (as defined), unless Mr. Fitlin receives a bonus or other payment under an incentive compensation or other program upon a change-in-control equivalent to at least the severance benefit identified in the Offer Letter.

Incentive Compensation Upon a Change-in-Control or Payment of Certain Dividends Following an Asset Sale

The Company believes that providing incentive payments in a change-in-control situation is beneficial to shareholders because it encourages management and the Board to remain impartial when evaluating a transaction that may be beneficial to shareholders yet could negatively impact the continued employment or board position of an executive officer or director, and to promote long term value maximization.  Toward that end, the Company established an incentive compensation plan in 1999, and the Board approved amendments to the plan on February 2, 2010 which are set forth in an Amended and Restated Incentive Compensation Plan dated as of February 2, 2010 (as amended, the “Incentive Compensation Plan”), a copy of which was included as an exhibit to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 8, 2010.  The Board approved the amendments to the Incentive Plan to better align the interests of the participants with those of the Company’s shareholders as the Company pursues its strategic plan to position itself over a reasonable period of time for one or more liquidity events that will maximize shareholder value.  Full-time employees and members of the Board are eligible to participate, and rights of all participants vested immediately on February 2, 2010.

The benefits are realized upon either a change-in-control of the Company, or upon the issuance by the Company of an “Excess Dividend” following certain asset sales.

An “Excess Dividend” is defined as a dividend in excess of income from operations, paid to shareholders within 12 months of the last sale of certain sales of assets, in which the sale of assets within a 12-month period equals or exceeds 15 percent of the total gross fair market value of all assets of the Company immediately prior to the sales.  In the event of an Excess Dividend, the Company shall pay to the plan participants a “Disposition Dividend” which in the aggregate is equal to the Excess Dividend paid per share multiplied by the number of Incentive Compensation Units in the plan, currently 110,000. This Disposition Dividend is allocated to the plan participants according to their weighted percentages, as described below.

Change-in-control is defined as the accumulation by any person, entity or group of 30% or more of the combined voting power of the Company’s voting stock or the occurrence of certain other specified events.  In the event of a change-in-control, the Incentive Plan provides for a cash payment equal to the difference between the Incentive Plan’s “establishment date” price of $15.39 per share and the per share price of the Common Stock on the closing date, multiplied by the equivalent of 110,000 shares of Common Stock (such number of shares subject to adjustments to reflect changes in capitalization).

For any individual who becomes a participant with an effective date after December 31, 2009, the average trading price of the Company’s stock for the 10 trading days ending on the trading day prior to the participant’s initial date of participation will replace the price of $15.39 for the purpose of calculating the benefit.  Currently, Peter Pitsiokos is the only executive officer who is a participant in the Incentive Plan, as is each of the directors.  Gary Fitlin (the Company’s Chief Financial Officer and interim President and Chief Executive Officer), who joined the Company in 2009, is not a participant in the Incentive Plan.  The payment amount would be distributed to eligible participants based upon their respective weighted percentages (ranging from 0.5% to 18.5%).  Messrs. Maroney and Pitsiokos are currently entitled to 18.5% and 13.5%, respectively, of any distribution under the Incentive Plan with the balance being distributable to other eligible employees (11.5%) and members of the Board of Directors (56.5%).  There are currently 110,000 units granted under the Incentive Plan, equal to 110,000 shares of Common Stock.

Payments under the Incentive Plan may be deemed to be a form of deferred compensation (within the meaning of Section 409A of the Internal Revenue Code), and if the Incentive Plan fails certain tests, the Company may have certain income tax withholding obligations under Section 409A and face interest and penalties if it fails to, or has failed to, fulfill these obligations.

Pension Plan

The Company maintains the Gyrodyne Company of America, Inc. Pension Plan, which is a traditional defined benefit pension plan.  The Pension Plan is believed to provide a reasonable retirement benefit for the executives and all other employees.  The overfunded status of the Company’s pension plan is included in prepaid pension costs in the consolidated balance sheets contained in the Company’s Annual Report for the year ended December 31, 2011, included in this mailing, and is $1,064,843 and $1,020,178 at December 31, 2011 and 2010, respectively.  In compliance with minimum funding requirements, the Company did not have a minimum funding requirement for the year ended December 31, 2011 or 2010.  The Company does not maintain any nonqualified deferred compensation programs (other than the Incentive Plan) or any qualified Profit Sharing or Section 401(k) Plans intended to qualify under Sections 401(a) and 501(a) of the Internal Revenue Code.  The Pension Plan has a significant investment in the Company’s common stock which reflected a closing price per share on the last trading day of 2011 and 2010 of $102 and $80.31, respectively.  The approximate 27% increase in the market price of Gyrodyne stock during 2011 was the primary factor responsible for maintaining the overfunded status of the pension plan as of December 31, 2011.

COMPENSATION OF DIRECTORS

Effective January 1, 2010, the Board approved a change in the structure of director’s compensation to a flat annual fee payable monthly.  Beginning January 1, 2010, each director is entitled to an annual director fee of $30,000 per year, which includes attendance at Board meetings and committee meetings.  Prior to 2010, each director was entitled to receive an annual fee ($12,000 in 2009) and a per-meeting fee for each board and committee meeting attended ($1,000 and $500, respectively, in 2009).  The Chairman of the Board is also entitled to receive a Chairman’s fee of $24,000 per year.  Directors are reimbursed for travel and other expenses related to Company business.

DIRECTOR COMPENSATION FOR FISCAL YEAR 2011

The following table shows the compensation earned by each of the Company’s non-officer directors for the year ended December 31, 2011:

	Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
	(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
A	Paul L. Lamb	54,000	0	0	0	0	0	54,000

B	Naveen Bhatia	30,000	0	0	0	0	0	30,000

C	Philip F. Palmedo	30,000	0	0	0	0	0	30,000

D	Elliot H. Levine	30,000	0	0	0	0	0	30,000

E	Richard B. Smith	30,000	0	0	0	0	0	30,000

F	Ronald J. Macklin	30,000	0	0	0	0	0	30,000

G	Nader G. M. Salour	30,000	0	0	0	0	0	30,000

Members of the Board are eligible to participate in the Company’s Amended and Restated Incentive Compensation Plan dated as of February 2, 2010, described above under “Incentive Compensation Upon a Change-in-Control or Payment of Certain Dividends Following an Asset Sale.”  Rights of all participants, including the directors named in the table above, vested immediately on February 2, 2010.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

On April 30, 2010, the Company’s then existing lender (the “Bank”) assigned the note and related mortgage associated with a $1,750,000 line of credit (the “Loan”) between the Bank and the Company to Asia World Marketplace LLC (“AWM”).  Paul L. Lamb, the Company’s Chairman of the Board, serves as the Managing Director of AWM.  AWM is a client of Lamb & Barnosky, LLP, which represented AWM in this transaction, and was paid closing fees of $6,585, directly by the Company.  Mr. Lamb is a partner in Lamb & Barnosky, LLP.  Simultaneously with the note assignment, the Company executed and delivered to AWM an amended and restated note, the basic terms of which included a floating rate of interest equivalent to the prime rate plus 3.25% with a floor of 6.5% maturing on June 1, 2011.  Collateral for the loan consisted of approximately 35.1 acres of the Flowerfield Industrial Park, including the respective buildings and related rents.  Since April 30, 2010, the largest aggregate amount of principal outstanding was $1,750,000.  In December 2010, the Company borrowed $4,000,000 from a bank and used $1,750,000 of the proceeds to pay off the Loan.  Lamb & Barnosky represented AWM in the Loan payoff and was paid closing fees of $2,045 by the Company.  In the aggregate, the Company made interest payments in the amount of $68,836 in connection with the Loan.

There were no other transactions in effect since January 1, 2010 (the beginning of the fiscal year preceding the Company’s last fiscal year) or currently proposed in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any related person (as such term is defined in Item 404(a) of Regulation S-K) had or will have a direct or indirect material interest.

The majority of the members of the Board of Directors are independent directors as defined by the listing requirements of NASDAQ.  Such independent directors are Messrs. Lamb, Bhatia, Levine, Macklin, Palmedo, Salour and Smith.  The Company has compensation, nominating, audit and strategic alternatives committees, the members of which are also independent as defined by the listing requirements of NASDAQ.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that the Company’s directors, officers and any person holding more than ten percent of the Company’s Common Stock file with the SEC reports of ownership and changes in ownership, and that such individuals furnish the Company with copies of the reports.

Based solely on the Company’s review of copies of Forms 3 and 4 and amendments thereto received by it during fiscal 2011 and Forms 5 and amendments thereto received by the Company with respect to fiscal 2011 and any written representations from certain reporting persons that no Form 5 is required, Gyrodyne believes that none of the Company’s executive officers, directors or 10% Holders failed to file on a timely basis reports required by section 16(a) of the Exchange Act during fiscal 2011, other than (i) Mr. Lamb, who filed one report disclosing five transactions that were not reported on a timely basis, (ii) Mr. Macklin, who filed one report disclosing one transaction that was not reported on a timely basis, and (iii) Mr. Palmedo, who filed one report disclosing two transactions that were not reported on a timely basis.

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
(Proposal 2)

The Board of Directors, upon the recommendation of the Audit Committee, which is comprised entirely of independent directors, has appointed the accounting firm of Holtz Rubenstein Reminick LLP (“Holtz Rubenstein”) as independent public accountants of the Company and its subsidiaries for the current fiscal year.  The appointment of Holtz Rubenstein has been ratified by the shareholders every year since 1990.  The Board is requesting ratification of Holtz Rubenstein as independent public accountants for the fiscal year ending December 31, 2012.  This firm has no financial interest in the Company or any connection with the Company other than as auditors and independent public accountants.  The report of Holtz Rubenstein with respect to the Company’s financial statements appears in the Company’s annual report for the fiscal year ended December 31, 2011.

In the event the proposal is defeated, the adverse vote will be considered a direction to the Board to select other independent public accountants for the next fiscal year.  However, because of the expense and difficulty of making any substitution of independent public accountants after the beginning of a fiscal period, it is contemplated that the appointment for fiscal year 2012 will be permitted to stand unless the Board finds other reasons for making the change.

Audit and Other Fees

The following is a summary of the fees billed to the Company by Holtz Rubenstein, its principal accountants, for professional services rendered for the years ended December 31, 2011 and December 31, 2010:

	Fiscal December 31, 2011	Fiscal December 31, 2010
Fee Category
Audit Fees (1)	$90,000	$81,520
Audit-Related Fees (2)	$16,568	$2,867
Tax Fees (3)	$29,827	$21,531
All Other Fees (4)	-	-

Total Fees	$136,395	$105,918

(1)      Audit Fees consist of aggregate fees billed for professional services rendered for the audit of the Company’s annual financial statements, review of the interim financial statements included in quarterly reports, and services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for the fiscal years ended December 31, 2011 and December 31, 2010, respectively.

(2)      Audit-Related Fees consist of aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees.”  Such services include review of Form 8-K filings, Form S-3 filings, proxy filings and research into various accounting issues.

(3)      Tax Fees consist of aggregate fees billed for professional services rendered by the Company’s principal accountant for tax compliance, tax advice and tax planning.  The amounts disclosed consist of fees paid for the preparation of federal and state income tax returns and research into the tax implications of the Company’s REIT election.

(4)      All Other Fees would consist of aggregate fees billed for products and services provided by Holtz Rubenstein Reminick, the Company’s principal accountant, other than those disclosed above.

None of the services performed by Holtz Rubenstein for the Company were performed by non-full-time Holtz Rubenstein employees.

The Audit Committee is responsible for the appointment, compensation and oversight of the work of the independent auditors and approves in advance any services to be performed by the independent auditors, whether audit-related or not.  The Audit Committee reviews each proposed engagement to determine whether the provision of services is compatible with maintaining the independence of the independent auditors.  The Audit Committee has determined not to adopt any blanket pre-approval policies or procedures.  All of the fees shown above were pre-approved by the Audit Committee.

A representative of Holtz Rubenstein is expected to be present at the Annual Meeting, will be given an opportunity to make a statement if he or she desires to do so and is expected to be available at a designated time during the Annual Meeting to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF APPOINTMENT OF HOLTZ RUBENSTEIN REMINICK LLP AS INDEPENDENT ACCOUNTANTS.  THIS IS IDENTIFIED AS ITEM 2 ON THE ENCLOSED PROXY CARD.

AMENDING THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO ADD A PROVISION THAT DIRECTORS ARE ENTITLED TO LIMITATIONS ON PERSONAL LIABILITY
(Proposal 3)

Introduction

The Board is recommending that the shareholders approve an amendment to the Company’s Restated Certificate of Incorporation to add a provision limiting personal liability of the directors under certain circumstances.  Section 402(b) of the New York Business Corporation Law (the “BCL”) permits a New York corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to a corporation or its shareholders for monetary damages resulting from certain breaches of the director’s fiduciary duties to the corporation.  The Board has adopted a resolution to amend the Company’s Restated Certificate of Incorporation to provide for the elimination of personal liability of a director to the Company and its shareholders for monetary damages to the fullest extent permitted by law.  To be effective, this amendment must be approved by the shareholders in the manner described in this proxy statement.  The Board is requesting shareholder approval of this amendment.  The amendment would add an article “NINTH” to the Company’s Restated Certificate of Incorporation.  The form of Amendment of Restated Certificate of Incorporation to effect the amendment is attached as Exhibit B to this proxy statement.

Reasons for the Amendment

In order for a corporation to function properly, the directors of the corporation must be able to exercise independent business judgment without the fear of being second-guessed by courts and held liable for mistakes of judgment or ordinary negligence.  The risk of investigations, claims, actions, suits or proceedings (including derivative actions) seeking to impose liability on directors of corporations is not uncommon.  In this environment, an individual may conclude that the potential exposure to the costs and risks of proceedings in which the individual may become involved as a director exceed any benefit to the individual from serving as a director.  The Board of Directors believes that, for this reason, provisions similar to the proposed amendment are routinely included in the certificate of incorporation of publicly-traded corporations, including New York corporations.

As protection against unwarranted litigation expenses and unforeseen liabilities, the BCL allows New York corporations to eliminate or limit directors’ personal monetary liability for certain breaches of fiduciary duty by including such a provision in the corporation’s certificate of incorporation.  Under New York law, such a provision may provide that a corporation’s directors are not personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except if a judgment or other final adjudication adverse to the director establishes that his acts or omissions were in bad faith, or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated Section 719 of the BCL which imposes liability on directors for unlawful dividends, stock repurchases, loans or post-dissolution asset distributions without adequate provision for liabilities.

The Board of Directors believes that the adoption of the proposed amendment would encourage the Company’s directors to exercise independent business judgment by reducing the costs and risks related to serving as a director, particularly as the Company proceeds through the next phase of its strategic plan to achieve one or more liquidity events for our shareholders.

Material Effects of Amendment

The proposed amendment would protect the Company’s directors against personal liability to the Company and its shareholders for monetary damages for certain breaches of fiduciary duty.  However, as indicated above, a director would remain liable if a judgment or other final adjudication adverse to the director establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.  Also, the proposed amendment would not absolve directors of liability under Section 719 of the BCL, which imposes liability on directors for unlawful dividends, stock repurchases, loans or post-dissolution asset distributions without adequate provision for liabilities.  Finally, the proposed amendment would not eliminate or limit the liability of directors arising in causes of action brought under federal laws, including federal securities laws.

While the proposed amendment would protect directors from awards of monetary damages for certain breaches of fiduciary duty, it would not eliminate a director’s fiduciary duty.  In other words, a director is still required to exercise appropriate diligence, act in good faith and otherwise comply with the standards of New York corporation law in carrying out the director’s duties.  Accordingly, the proposed amendment would have no effect on the availability of equitable remedies such as an injunction or rescission based on a director’s breach of fiduciary duty.

Also, under Section 402(b)(2) of the BCL, adoption of the proposed amendment would not eliminate or limit the liability of a director for any act or omission occurring prior to the amendment becoming effective, so directors would remain potentially liable for monetary damages in connection with any acts or omissions occurring prior to the effectiveness of the amendment.  The proposed amendment would provide that any repeal or modification of the provisions added to the certificate of incorporation by the amendment would be prospective only and would not adversely affect any limitation on the personal liability of a director of the Company existing at the time of any such repeal or modification.

The proposed amendment does not limit director liability for a director’s actions or omissions in a capacity other than as a director.  For example, the amendment does not apply to officers, employees or agents, except to the extent that a director acting in his capacity as a director also happens to be an officer, employee or agent.  However, a director who is also an officer is not exempted from liability for actions taken by the director in his capacity as an officer.

If approved, the amendment will become effective upon the filing of a certificate of amendment to the Company’s Restated Certificate of Incorporation with the New York Secretary of State.  Under the BCL, shareholders will not be entitled to dissenter’s rights with respect to the proposed amendment to the Company’s Restated Certificate of Incorporation to add the exculpation provision for directors, and the Company does not intend to independently provide shareholders with any such right.

The proposed amendment would only protect directors from liability and would not afford protection to officers or shareholders.

Recommendation of our Board of Directors

The affirmative vote of the holders of a majority of the votes entitled to vote at the Annual Meeting represented by shares outstanding as of the record date is required to approve the amendment to the Company’s Restated Certificate of Incorporation to add the exculpation provision for directors.  Abstentions and broker non-votes have the effect of counting as votes against the proposal.  The Board of Directors believes that the proposal is in the best interests of the Company and of its shareholders and has unanimously adopted a resolution to amend our Restated Certificate of Incorporation to add an exculpation provision for directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” AMENDING THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO ADD A PROVISION THAT DIRECTORS ARE ENTITLED TO LIMITATIONS ON PERSONAL LIABILITY.  THIS IS IDENTIFIED AS ITEM 3 ON THE ENCLOSED PROXY CARD.

FINANCIAL STATEMENTS

Accompanying this Proxy Statement is the Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which includes audited balance sheets and statements of operations and cash flows for each of the two most recent fiscal years.

2013 SHAREHOLDER PROPOSALS

If a shareholder wishes to have a particular proposal considered by the Board for inclusion in the Company’s Proxy Statement for an Annual Meeting of Shareholders, the shareholder must satisfy the requirements set by the SEC in its proxy rules.  The particular proxy rule, Rule 14a-8, requires that shareholders submit their proposals in writing to the Company at least 120 days before the anniversary date of the proxy statement mailing date for the prior year’s annual meeting.  Thus, shareholders who wish to submit their proposals for inclusion in the Company’s proxy statement for next year’s annual meeting must deliver such proposals to the Corporate Secretary on or before July 26, 2013.  The notice must clearly identify the proposal, contain a brief supporting statement and all required information about the proposing shareholder, and otherwise satisfy the SEC’s rule.  Proposals should be addressed to the Secretary of the Company, Gyrodyne Company of America, Inc., 1 Flowerfield, Suite 24, Saint James, New York 11780.

In order for a shareholder nomination or proposal to be raised from the floor during the 2013 Annual Meeting of Shareholders, the requirements set forth in the Company’s by-laws with respect to shareholder proposals must be followed, including the requirement that written notice thereof must be received by the Company not less than 120 days nor more than 150 days before the anniversary date of the prior year’s annual meeting (there are special rules if the current year’s meeting date is held more than 30 days before, or more than 60 days after, the anniversary of the prior year’s meeting date, or if the number of directors is changed).  For the 2013 Annual Meeting of Shareholders, the written notice must be given not later than August 16, 2013 and no earlier than July 17, 2013.  The shareholder’s written notice must contain the information required in the Company’s by-laws, including (i) all information relating to any nominees proposed by the shareholder that is required to be disclosed in solicitations of proxies pursuant to Regulation 14A under the Securities Exchange Act of 1934 and Rule 14a-11 thereunder, (ii) a brief description of any proposals sought to be presented for a vote at the meeting, (iii) the shareholder’s name and record address and (iv) the class and number of shares of Common Stock that are beneficially owned.  Shareholders proposing nominees for election to the Board of Directors must have continuously held at least $2,000 in market value, or 1%, of the Company’s outstanding Common Stock entitled to vote for at least one year by such date of giving of notice or be entitled to cast votes with respect to at least 5% of the outstanding Common Stock.  Nominations and proposals should be submitted in writing to the Secretary of the Company, Gyrodyne Company of America, Inc., 1 Flowerfield, Suite 24, Saint James, New York 11780, who will submit them to the Board for its consideration.

BY ORDER OF THE BOARD OF DIRECTORS

Peter Pitsiokos
Corporate Secretary

Exhibit A — Compensation Committee Charter

GYRODYNE COMPANY OF AMERICA, INC.
COMPENSATION COMMITTEE CHARTER

Purpose:

The purpose of the Company's Compensation Committee is to aid the Board of Directors in meeting its responsibilities with regard to oversight and determination of executive compensation, which includes evaluating and determining compensation of the members of the Board of Directors, the Chief Executive Officer and all other executive officers and administering equity and other incentive plans for all employees.

Membership:

The Compensation Committee shall consist of all directors on the Board of Directors who are independent in accordance with Section 952 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and NASDAQ listing standards or any other standards that law or regulation may require or that the Board of Directors shall determine to apply, and be chaired by the Chairman of the Board of Directors.  Given the fact that the Committee is comprised of all of the independent members of the Board, decisions issued by the Committee will constitute the decisions of the Board of Directors with regard to the payment of executive compensation, but the Committee may form and delegate authority to one or more members or subcommittees when appropriate.

Responsibilities and Duties:

The Compensation Committee shall:

1.
Review and adopt the Company's goals and objectives relevant to CEO and executive officer compensation, evaluate the performance of the CEO and executive officers in light of those stated goals and objectives and determine and set annual compensation (consisting of salary and bonus awards) levels for the CEO and all executive officers based on individual performance evaluations.

2.	Annually review and approve the compensation policies of the Company, including, as appropriate in the discretion of the Compensation Committee, consideration of peer companies and other data sources.
3.	Annually review and evaluate the level and form of compensation for the Board of Directors and committee service by non-employee members of the Board of Directors and adopt changes when appropriate.
4.	Consider policies with respect to shareholder proposals related to compensation matters.
5.
Consider any incentive compensation plans including any amendments thereto, considering the Company’s business objectives and an intention to promote appropriate practices and not excessive risk-taking.

6.
Administer the Company’s qualified benefit plans and nonqualified benefit plans, including retirement and other employee benefit and perquisite plans, and grant and ratify awards under such plans as provided in the applicable plan documents, including the review and approval of management recommendations to all eligible employees under any existing plans.

7.
As requested by Company management, review, consult and make recommendations and/or determinations regarding employee compensation and benefit plans generally, including employee bonus and retirement plans and programs.

8.
With the assistance of counsel, draft, review and approve the annual Report of the Compensation Committee on executive compensation to be included in Company's annual proxy statement as required under applicable law, regulation or listing standards.

9.
When necessary and appropriate, be authorized to designate one or more of its members to perform certain of its duties on its behalf, subject to any reporting to and ratification by the Compensation Committee as the Compensation Committee shall direct.

10.	Periodically review the adequacy of its charter and recommend any changes it deems appropriate or as required for compliance purposes, etc.
11.	Review and analyze any materials and data prepared by consultants and advisors engaged to assist the Compensation Committee in fulfilling its responsibilities and duties.
12.	Evaluate the need for, and provisions of, any employment contracts/severance arrangements for the CEO and other executive officers.
13.
Record adequate minutes of its proceedings, which minutes shall be kept by legal counsel to the Compensation Committee or, in the absence of independent counsel, by legal counsel to the Company.  Committee members will be furnished with copies of the minutes of each meeting and any action taken by unanimous consent.

Outside Consultants and Advisors:

In fulfilling its responsibilities and duties, the Compensation Committee has the authority, as it deems necessary or appropriate and at the Company's expense, to retain, determine the fees and other terms of engagement of, and terminate the engagement of independent compensation consultants, legal counsel and other advisors, which assist the Compensation Committee in the discharge of its responsibilities and duties.  The Committee shall select a compensation consultant, legal counsel, or other adviser only after taking into consideration the independence of the compensation consultant, legal counsel, or other adviser using factors established by law, the rules and regulations of the Securities and Exchange Commission, and NASDAQ listing standards.

Exhibit B — Amendment to Certificate of Incorporation

CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
GYRODYNE COMPANY OF AMERICA, INC.

(Under Section 805 of the Business Corporation Law)

The undersigned, being the President of Gyrodyne Company of America, Inc. (the “Corporation”), a corporation organized and existing under the laws of the State of New York, does hereby certify as follows:

1.           The name of the Corporation is GYRODYNE COMPANY OF AMERICA, INC.   The Corporation was originally incorporated under the name PC Helicopter Corporation.

2.           The Certificate of Incorporation of the Corporation was filed by the Department of State on August 7, 1946.

3.           The Restated Certificate of Incorporation of the Corporation is hereby amended to add a new Article NINTH with respect to the limitation of personal liability of the directors of the Corporation.  To effect this amendment, Article NINTH is hereby added which shall read in its entirety as follows:

NINTH:  No director of the Corporation shall be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except if a judgment or other final adjudication adverse to the director establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated Section 719 of the New York Business Corporation Law.  If the New York Business Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended New York Business Corporation Law.  Any repeal or modification of this article NINTH by the shareholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

4.           The Board of Directors of the Corporation has duly adopted a resolution pursuant to Section 803 of the Business Corporation Law of the State of New York setting forth a proposed amendment to the Restated Certificate of Incorporation of the Corporation and declaring said amendment to be advisable.  The requisite shareholders of the Corporation have duly approved said proposed amendment in accordance with Section 803 of the Business Corporation Law of the State of New York.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of the ___ day of December, 2012.

________________________________________ Name: Title:

▼ FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY BY MAIL ▼

**NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS**

The Notice of Meeting, Proxy Statement and Proxy Card are available at http://www.gyrodyne.com/proxy.php.

THIS PROXY/AUTHORIZATION AND DIRECTION FOR EXECUTION OF PROXY, IF PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE FOR A PROPOSAL, THE SHARES WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

**Receipt of the Proxy Statement and Annual Report is hereby acknowledged.**

A vote **FOR** Item 1 is recommended by the Board of Directors.

1. To elect three directors to serve for a term of three years and until their successors shall be elected and shall qualify:

| | | | |
|---|---|---|---|
| **Paul L. Lamb** | **Term Expiring 2015** | ☐ **FOR** | ☐ **WITHHELD** |
| **Nader G.M. Salour** | **Term Expiring 2015** | ☐ **FOR** | ☐ **WITHHELD** |
| **Richard B. Smith** | **Term Expiring 2015** | ☐ **FOR** | ☐ **WITHHELD** |

A vote **FOR** Item 3 is recommended by the Board of Directors.

☐ FOR ☐ AGAINST ☐ ABSTAIN

A vote **FOR** Item 2 is recommended by the Board of Directors.

☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

Dated ______________________________ , 2012

______________________________
Signature

______________________________
Title

SIGN ABOVE - Please sign exactly as your name appears hereon. If shares are registered in more than one name, all should sign but if one signs, it binds the others. When signing as attorney, executor, administrator, agent, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized person. If a partnership, please sign partnership name by an authorized person.